                                                            EXHIBIT (a)(1)(viii)

                   Notice of Withdrawal for Third-Party Offer

                            NOTICE OF WITHDRAWAL

                  REGARDING INTERESTS IN NTS - PROPERTIES III
           TENDERED PURSUANT TO OFFER TO PURCHASE DATED JULY 18, 2001

                        THE OFFER AND WITHDRAWAL RIGHTS
                           EXPIRE AT 12:00 MIDNIGHT,
                       EASTERN TIME, ON AUGUST 16, 2001,
                        UNLESS THE OFFER IS EXTENDED

TO:      Equity Resources Group
         14 Story Street
         Cambridge, MA 02138
         Attn: Eggert Dagbjartsson

     The  undersigned  hereby  withdraw(s)  limited  partnership  interests (the
"Interests") in  NTS-Properties  III, a Georgia limited  partnership  which were previously  tendered  by the  undersigned,  to Equity  Resource  Lexington  Fund
Limited Partnership,  a Massachusetts limited partnership,  Eggert Dagbjartsson,
its  general  partner,   and  Equity  Resources  Group,  Inc.,  a  Massachusetts
corporation  (collectively,  the "Purchaser")  upon the terms and subject to the conditions  set forth in the  Purchaser's  Offer to Purchase dated July 18, 2001
(the "Offer to  Purchase")  and in the related  Agreement of Sale. In accordance with Section 4 of the Offer to Purchase,  the  undersigned  sends this Notice of
Withdrawal to Equity Resources Group in order to effectively  withdraw Interests previously tendered.

PLEASE PRINT THE FOLLOWING INFORMATION:

Number of Interests
to be withdrawn:_________________________

Name(s) of Persons Withdrawing Interests       Name(s) of Record Holder(s)
Previously Tendered to Purchaser:             (if different from
                                                  Name(s) of Persons Withdrawing
                                                  Interests Previously Tendered
                                                  to Purchaser)
________________________________________          ______________________________

________________________________________          ______________________________

Address(es):                                      Area Code and Tel. No.:

________________________________________          ______________________________

________________________________________
Street

________________________________________
City          State             Zip Code

Signature(s):                                    Dated:_________________, 2001

________________________________________